UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to § 240.14a-12

AMYRIS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

☐   Fee paid with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

AMYRIS

Shareowner ServicesSM

P.O. Box 64945

COMPANY # St. Paul, MN 55164-0945

AMYRIS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 24, 2011

9:00 a.m. Pacific Time

5885 Hollis Street

Suite 100 Emeryville, California

Directions to the Amyris, Inc. Annual

Meeting are available in the proxy statement

which can be viewed at

http://www.allianceproxy.com/amyris/2011.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 24, 2011.

Notice is hereby given that the Annual Meeting of Stockholders of Amyris, Inc. will be held at 5885 Hollis Street,

Suite 100, Emeryville, California on Tuesday, May 24, 2011 at 9:00 a.m. Pacific Time.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at http://www.allianceproxy.com/amyris/2011

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 12, 2011 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

1. To elect the three Class I directors nominated by the company’s Board of Directors (the “Board”) and named in the Proxy Statement to serve on the Board for a three-year term.

2. To vote on a non-binding advisory resolution regarding executive compensation (the “stockholder say-on-pay” vote).

3. To vote on a non-binding advisory resolution regarding the frequency of the stockholder say-on-pay vote (every one, two or three years).

4. To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

5. To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

The Board’s vote recommendations are for each of the Board’s director candidates, for the resolution approving executive compensation, for a stockholder say-on-pay vote once every three years, and for the ratification of PwC as the company’s auditor for 2011.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.eproxy.com/amrs

• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 23, 2011.

• Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet – Access the Internet and go to http://www.allianceproxy.com/amyris/2011 . Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with “amrs Materials Request” in the subject line. The email must include:

• The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

• Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

• If you choose email delivery you must include the email address.

• If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the internet site where the proxy materials may be found.